ACACIA NATIONAL LIFE INSURANCE COMPANY
                            THE ADVISORS GROUP, INC.


                        NATIONAL BROKER-DEALER AGREEMENT


     This Agreement, made as of the _____ day of _____________ , 19___ , by and between Acacia National Life Insurance Company, 7315 Wisconsin Avenue, Bethesda, MD 20815, ("Acacia National"), The Advisors Group, Inc., 7315 Wisconsin Avenue, Bethesda, MD 20814, ("TAG"); and

--------------------------------------------------------------------------------
                                 (Broker-Dealer)

 (Broker-Dealer), of ___________________________________________________________
                                    (Address)

     WHEREAS, TAG is the principal underwriter and distributor of Flexible Premium Variable Life Insurance policies (the "Policies") issued by Acacia National Life Insurance Company ("Acacia National") through the Acacia National Variable Life Insurance Separate Account I &II,

     WHEREAS, the Broker-Dealer desires to offer certain of the Policies to the public and receive compensation for its distribution and administrative service assistance;

     NOW, THEREFORE, in consideration of the premises and the terms and conditions herein set forth, IT IS AGREED AS FOLLOWS:

1.   OFFERING OF THE POLICIES BY BROKER-DEALER

     TAG and Acacia National hereby appoint Broker-Dealer to supervise solicitations for and sales of the Policies and to perform certain administrative duties with respect to the Policies provided for in this Agreement. The Policies to which this Agreement applies are listed in Exhibit A. Exhibit A may be amended from time to time by Acacia National or Broker-Dealer. Acacia National in its sole discretion and without notice to Broker-Dealer, may suspend sales of Policies or may amend such Policies.

2.   STATUS AND COMPLIANCE OF BROKER-DEALER

     Broker-Dealer represents that it is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). Broker-Dealer hereby acknowledges that in acting as a broker-dealer in connection with the offering of the Policies, it is Broker-Dealer's responsibility, and Broker-Dealer hereby certifies that it shall, maintain its registration under the 1934 Act and its membership in good standing with the NASD and comply with all applicable rules and regulations of the NASD, all applicable state and federal laws, and the rules and regulations of any regulatory agencies having jurisdiction which may affect the sale of the Policies.

3.   STATUS AND COMPLIANCE OF BROKER-DEALER'S REPRESENTATIVES

     Broker-Dealer    agrees   to   select    persons    associated    with   it
("Representatives") who Broker-Dealer shall train and qualify as agents to solicit applications for the Policies in conformance with applicable state

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

and federal laws, rules and regulations. Such Representatives of Broker-Dealer shall be permitted to solicit sales of Policies only in States where Acacia National is authorized to transact variable life and/or variable annuity business and where the registered representative is licensed by appointment with Acacia National to solicit the Policies in accordance with the requirements of the proper governmental authorities.

     Solicitations for the Policies hereunder will be made only by Representatives who are NASD Registered Representatives of Broker-Dealer who posses the required licenses and appointments, including but not limited to, registration with the NASD and the States in which the Representative solicit sales of the Policies. Continued solicitation for the Policies shall be contingent upon the continued qualification of such Representatives under all applicable laws including but not limited to possession of the required securities representative and insurance agent registrations and licenses.

     Broker-Dealer shall assist Acacia National in the appointment of Representatives under the applicable insurance laws to sell the Policies. Broker-Dealer shall fulfill all requirements set forth in the Representative Certification, attached as Exhibit B, in conjunction with the submission of licensing/appointment papers for all applicants as insurance agents of Acacia National. All such licensing/appointment papers should be submitted to TAG for processing.

4.   BROKER-DEALER'S SUPERVISION OF REPRESENTATIVES

     The activities of all Representatives of Broker-Dealer will be under the direct and diligent supervision of Broker-Dealer. Broker-Dealer shall perform its supervisory duties in strict compliance with Acacia National's rules and procedures for the writing of applications and the handling of policies and premiums collected, the laws, rules and regulations of the NASD, the Securities and Exchange Commission, and any other government or other agencies that have jurisdiction over the sale of the Policies.

     Broker-Dealer agrees that its Representatives will offer and sell the Policies only in accordance with the terms and conditions of the then current prospectus for the Policies and will make no representation not included in the prospectus or in any authorized supplementary material approved by Acacia National and TAG. Broker-Dealer shall not use or permit to be used sales literature or advertising with regard to the Policies other than with the prior written approval of Acacia National or TAG.

     Broker-Dealer shall cause each such Representative to execute a Representative's Agent Agreement with Acacia National before a Representative shall be permitted to solicit for sales of the Policies. Acacia National shall furnish Broker-Dealer with copies of Representative's Agent Agreements for execution by the Representatives.

5.   BROKER-DEALER ACTIVITIES

     Broker-Dealer also agrees to perform, at its own expense, the following administrative duties in connection with the solicitation, sale and servicing of the Policies by its duly licensed and appointed Representatives.

A. Review of Policies/Right of Rejection. Broker-Dealer will review all applications for the Policies and the Products for completeness and will promptly forward such applications, together with all gross purchase payments and any other documents concerning such applications, to Acacia National. It is expressly understood that either Acacia National or Broker-Dealer in its sole discretion reserves the right to reject any such application or payments remitted by Representative through Broker-Dealer and may refund an applicant's payments to the applicant. In the event such refunds are made and if Representative has

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

     received compensation based on an applicant's payment that is refunded, Representative shall promptly repay such compensation to Broker-Dealer. If repayment is not promptly made, Broker- Dealer may at its sole option deduct any amounts due it from Representative from future commissions otherwise payable to Representative.

B. Offset or Deductions Prohibited. All money payable in connection with any of the policies, whether as premium, purchase payment or otherwise, and whether paid by or on behalf of any policyholder or anyone else having an interest in the Policies, is the property of Acacia National, and shall be transmitted immediately in accordance with the administrative procedures of Acacia National without any deduction or offset for any reason including for example, but not by way of limitation, any deduction or offset for compensation claimed by Broker-Dealer.

C. Books and Records. Broker-Dealer will maintain appropriate books and records concerning the activities of its Representatives authorized to solicit and sell the Policies, as required by the SEC, NASD and other regulatory agencies that have jurisdiction, or as may be reasonably required by Acacia National or TAG.

D. Licensing. Broker-Dealer will review for completeness all applications for licensing submitted by its Representatives for initial appointment and renewal as variable annuity and/or Variable Life agents with Acacia National. Broker-Dealer will also maintain variable annuity and/or Variable Life agent records and may notify Acacia National of any notice Broker-Dealer may receive concerning the suspension or revocation of any Representative's variable annuity and/or Variable Life license.

E. Supervisory Procedures. Broker-Dealer will establish such rules and procedures as may be necessary to supervise diligently the sales activities of its agents and employees. Upon written request by Acacia National or TAG, Broker-Dealer shall promptly furnish such appropriate records as may be necessary to insure such diligent supervision.

F. Maintenance of Facilities. Broker -Dealer will maintain facilities on behalf of Acacia National and provide competent personnel to respond to Policy owners' routine requests for information and forms in connection with the exercise of rights and privileges afforded under the Policies. Broker-Dealer shall perform such Policy owners' servicing in a manner (i) as is necessary to assure prompt and satisfactory attention to Policy owners' needs and (ii) in accordance with the rules and procedures as may be established from time to time by Acacia National or TAG.

G. Dissemination of Acacia National or TAG Directives. Broker-Dealer will disseminate all directives, procedural rules and information releases that may be issued by Acacia National or TAG from time to time, to appropriate administrative personnel and Representatives, and maintain a record thereof.

H. Unauthorized Acts. The Broker-Dealer is without authority to do or perform and expressly agrees not to do or perform the following acts, on behalf of
     TAG: (1) hold itself out as an agent or representative of TAG in any manner, or for any other purpose than is expressly prescribed in this Agreement; (2) make, alter or discharge Policies; (3) initiate any legal action in any matter pertaining to TAG's business without proper written consent from TAG; (4) quote rates other than as quoted by TAG; (5) extend the time for payment of any

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                                       3
     premium; (6) waive payment in cash; (7) guarantee dividends; or (8) act as administrator for group insurance, accept group premiums, or submit group premiums on Broker-Dealer's check.

     In addition the Broker-Dealer agrees not to: (9) violate any insurance law of the state(s)in which the Broker-Dealer may be soliciting applications for insurance; (10) withhold any moneys or property of TAG; (11) rebate or offer to rebate all or any part of a premium on a Policy of insurance or annuity contract issued or to be issued by Acacia National; (12) induce or endeavor to induce any Policyholder of Acacia National to discontinue payment of premiums or relinquish any Policy; or (13) within a period of ninety days after termination of the Broker-Dealer's appointment, induce or endeavor to induce any agent of TAG or Acacia National to leave its service. In the event unauthorized acts (9), (10), (11) or (12) occur, whether before or after termination of the Broker-Dealer's appointment, or in the event unauthorized act (13) should occur, the obligation of TAG to pay compensation in respect of any and all Policies to the Broker-Dealer or any of its Representatives shall cease and terminate immediately.

I. Use of Names. Broker-Dealer shall not use the names of Acacia National, TAG, or their affiliates in any material relating to Broker-Dealer in any manner not approved prior thereto by Acacia National or TAG; provided, however, that such consent shall not be unreasonably withheld or delayed, and Acacia National and TAG shall approve all uses of their names or names of their affiliates which are required by regulatory authority.


6.   Indemnification

A. In the solicitation for the Policies, Broker-Dealer shall indemnify and hold Acacia National, TAG and their affiliates harmless from any wrongful act or violation of any law, rule, regulation, or provision of this Agreement committed by Broker-Dealer, its Representatives, or its affiliates.

B. Broker-Dealer agrees to indemnify and hold harmless Acacia National, TAG and their officers, directors, shareholders, affiliates, employees and agents, and their heirs executors, successors and assigns and any of the foregoing, from and against any and all Losses (defined below, 6D) arising out of any breach of any representation, warranty, covenant, or agreement made by or on behalf of the Broker-Dealer under this Agreement.

C. Acacia National and TAG agree to indemnify and hold harmless Broker-Dealer and its officers, directors, shareholders, affiliates, employees and agents, and their heirs, executors, successors and assigns and any of the foregoing, from and against any and all Losses (defined below, 6D) arising out of any breach of any representation, warranty, covenant, or agreement made to or on behalf of the Broker-Dealer under this Agreement.

D. For the purposes of this Agreement, "Losses" means any and all out-of-pocket payments by the indemnified party resulting from all losses, damages, deficiencies, liabilities obligations, actions, claims, suits, proceedings, and judgements (including, without limitation, out-of pocket expenses for consulting, legal and accounting fees, costs and expenses) of any nature whatsoever.

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

E. Each party shall notify the other parties promptly of any investigations, proceedings, client complaints or similar matters that may affect the other party's obligations under this agreement


7.   COMPENSATION

     Compensation for sales of the Policies and for the Broker-Dealer's diligent supervision of sales personnel shall be in accordance with the published Broker-Dealer Compensation Schedule and Rules as of the date of the application for such placed Contract. Acacia National may change the Commission Schedule and Rules from time to time, with such change being applicable to Policies issued on the basis of applications written by Broker-Dealer or its representatives after the date such new Schedule and Rules become effective.

     Compensation shall be paid to the Broker-Dealer within 15 days after the end of the semimonthly period (ending on the 15th or last day of the calendar month) in which such compensation is credited to the Broker-Dealer's account. Acacia National's Rules concerning the payment of commissions or compensation on Policies resulting from reinstatements, conversions, replacement of Acacia National's policies with new policies, and the charging back of commissions or compensation where premiums on a Policy are refunded, shall be applicable. Such a chargeback and any other chargeback of commissions or compensation shall constitute an indebtedness due Acacia National by Broker-Dealer.

     Broker-Dealer shall pay to the Representative the commission owed by the Broker-Dealer to the Representative pursuant to the Broker-Dealer commission schedule for the sale of Policies. The Broker- Dealer agrees that Acacia
National and TAG are not responsible for the payment to the Representative. Broker-Dealer agrees to indemnify and hold Acacia National and TAG harmless from any and all claims made by a Representative on account of the payment of commissions.

8.   RELATIONSHIP AS INDEPENDENT CONTRACTOR

         Broker-Dealer understands and agrees that in performing the services covered by this Agreement, it is acting in the capacity of an independent contractor and not as agent or employee of Acacia National or TAG. Broker-Dealer acknowledges that it has no authority to accept risks, enter into or modify contracts, or incur any liability on behalf of Acacia National or TAG, nor to extend the time of payment of a premium or waive any forfeiture or any of Acacia National's rights or requirements with respect to any Policy.

9.   GENERAL PROVISIONS

A. Accounting Statements. The Broker-Dealer's commission accounting statements produced by TAG shall be conclusive evidence of the statements of accounts between the Broker-Dealer and TAG.

B. Indebtedness of the Broker Dealer. Acacia National shall have a first lien and right of set-off on all commission and other compensation payable hereunder for any debt due from the Broker-Dealer to TAG or to any other person or corporation acting for TAG. Such debt shall include loans and advances made to the Broker-Dealer and charges made to the Broker-Dealer's accounting statements. TAG may at any time deduct any such debt or debts due from the Broker-Dealer, along with interest on all such debts from any moneys payable under this Agreement and any supplement and/or amendment hereto. This lien shall not be extinguished by the termination of the Broker-Dealer's appointment under this Agreement.

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

     This provision shall not be construed in any way to limit any indebtedness of the Broker-Dealer to the value of commissions and other compensation payable under this Agreement. In the event of the termination of the Broker-Dealer's appointment, all compensation to the Broker-Dealer shall cease and the unpaid balance of the Broker-Dealer's indebtedness shall be immediately due and payable without demand or notice. All reasonable expenses, including attorneys' fees, incurred by TAG in instituting and prosecuting any action or proceeding against the Broker-Dealer, whether terminated or not, shall be the obligation of the Broker-Dealer, who hereby assumes liability for all such expenses.

C. Advertising. Any form of advertising used by the Broker-Dealer in its business, other than that furnished by TAG, shall be submitted to and approved by TAG before use in negotiations, solicitations, or advertising. The terms "advertising" includes all forms of communication by any medium, including but not limited to print, radio, television, billboards, direct mail, booklets, leaflets, business cards, and stationery.

D. Legal Actions. The Broker-Dealer shall pay to TAG on demand any sums expended by TAG in answering or defending any attachment, garnishment, or other legal proceedings involving the Broker-Dealer or its Representative(s), and all such sums shall be a debt hereunder. If any legal action is brought against either party hereto, or against both parties jointly, or against any company affiliate, or by TAG against the Broker-Dealer or any employee or agent of the Broker-Dealer, by reason of any alleged act, fault or failure of the Broker-Dealer or its employee or agent in connection with the Broker-Dealer's activities hereunder, TAG may require each Broker-Dealer to defend such action, or at its sole option may defend such action and expend such sums as may be reasonably advisable, including reasonable attorneys' fees, and the Broker-Dealer shall be chargeable therewith as well as with any amount which may be recovered against TAG, by judgment, settlement, or otherwise, in any such action. Broker-Dealer shall pay to TAG all amounts and expenses on demand.

E. Assignments. Neither this Agreement nor any of its benefits may be assigned by Broker-Dealer without the written consent of Acacia National and TAG and any assignment of this Agreement, compensation or other benefits or obligations hereunder shall be void if made without such consent.

F. Submission of proposals and delivery of policies. The Broker-Dealer shall submit to Acacia National all applications for insurance annuities taken by the Broker-Dealer. No Policy shall be delivered by the Broker-Dealer unless: (1) no change shall have occurred in the health or in any other factor affecting the insurability of the proposed insured at the time of the delivery, and (2) unless the first premium has been fully paid. Delivery of a Policy after sixty days from and including the date of mailing by Acacia National is not permitted unless the time for delivery has been extended by Acacia National.


10.  SETTLEMENTS WITH ACACIA NATIONAL

     The Broker-Dealer has no right or authority to receive or collect moneys for or on behalf of TAG, except the initial premium as allowed by Acacia
National rules on insurance or annuities solicited by the Broker-Dealer necessary to put the policy in force, unless otherwise directed by Acacia National. All moneys or other settlements received by the Broker-Dealer for or on behalf of Acacia National shall be received by the Broker-Dealer in a fiduciary capacity and immediately paid over in cash to Acacia National, except as otherwise directed by the Company.


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

11.  USE OF NAMES

     Except as may be required by law, Acacia National, TAG, and their affiliates shall maintain in confidence all information relating to Policies, and the holders of such Policies and the Products, sold through Broker-Dealer. Acacia National, TAG, and their affiliates agree that they will not, without the prior consent of Broker-Dealer, solicit purchases of Acacia National or TAG products or services from such holders.

12.  RETURN OF MATERIALS

     Upon termination of this Agreement, any prospectus, applications or other material and supplies furnished by TAG or Acacia National shall be promptly returned to TAG or Acacia National.

13.  ENTIRE AGREEMENT
     This Agreement including Exhibits A and B shall supersede and revoke all prior agreements, discussions or understandings, whether written or oral, concerning services to be provided with respect to the offer and sale of the Policies.

     This Agreement (except the Broker-Dealer Compensation Schedule and Rules referred to in paragraph 6) may be amended only by written agreement of the parties hereto.

14.  TERMINATION

     This Agreement may be terminated by either party without payment of any penalty upon 30 days' prior written notice to the other. The Agreement shall terminate automatically in the event of its assignment, as defined in Section 2(a)(4) of the Investment Company Act of 1940, as amended, or in the event that Broker-Dealer ceases to be a member of the NASD or fails to maintain the requisite licenses and appointments for the offering of the Policies and the Products.

     The indemnification provisions of paragraphs 6 and 9D of this Agreement shall continue in full force and effect notwithstanding the termination of the Agreement. The termination of this Agreement shall not operate to relieve Acacia National or TAG of the obligation to pay Broker-Dealer the compensation earned under the terms of the Agreement but remaining unpaid at the date of termination.

15.  WAIVER

     Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.


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

16.  APPLICABLE LAW

     This Agreement shall be construed in accordance with the laws of the State of VIRGINIA, and shall be binding upon receipt by TAG of a counterpart duly signed by the Broker-Dealer and Acacia National.



     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals.


                  ACACIA NATIONAL LIFE INSURANCE COMPANY

                  By: ________________________________   Date: _________________


                  THE ADVISORS GROUP, INC.

                  By: ________________________________   Date: _________________



                  BROKER-DEALER

                  ____________________________________
                       (Name of Broker-Dealer)

                  By: ________________________________   Date: _________________
                        Signature      (Title)




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                                       8

                     ACACIA NATIONAL LIFE INSURANCE COMPANY
                            THE ADVISORS GROUP, INC.

                        NATIONAL BROKER-DEALER AGREEMENT

                                    EXHIBIT A


     Acacia National and TAG hereby appoint  Broker-Dealer to supervise  offers,
solicitations,   and  sales  with  respect  to  the  following   Policies  which
Broker-Dealer has elected to permit its Representatives to offer and sell:

__________   (Individual Flexible Premium Variable Life Insurance Policy)


__________   Individual Variable Annuity Policies


__________   Other (specify) ___________________________________________

             _________________________________________________________



The Policies to which the National Broker-Dealer Agreement applies, under the terms of this Exhibit A, may be amended from time to time by Acacia National or Broker-Dealer.


                                  ______________________________________________
                                  BROKER-DEALER

                                  By: __________________________________________
                                                                           Title

                                  ACACIA NATIONAL LIFE INSURANCE COMPANY

                                  By: __________________________________________
                                                                           Title

                     ACACIA NATIONAL LIFE INSURANCE COMPANY
                            THE ADVISORS GROUP, INC.

                        NATIONAL BROKER-DEALER AGREEMENT

                                    EXHIBIT B

                          REPRESENTATIVE CERTIFICATION


     Broker-Dealer hereby certifies that each Representative it recommends to Acacia National and TAG to offer and sell the Policies specified in Exhibit A to the National Broker-Dealer Agreement is fully qualified to engage in such sales activities and, accordingly, that all the following requirements have been or will be met in connection with the submission of necessary securities and insurance licensing and appointment papers for all applicants recommended by Broker-Dealer. Broker-Dealer will, upon request, forward proof of compliance with same to Acacia National or TAG in a timely manner.

     1. Broker-Dealer has made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and represents that each applicant is personally known to Broker-Dealer, has been examined by Broker-Dealer, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual Broker- Dealer recommends each applicant is trustworthy, competent and qualified to act as an agent for Acacia National to hold himself out in good faith to the general public. Broker-Dealer vouches for each applicant.

     2.  Broker-Dealer  has on  file a Form  U-4  which  was  completed  by each
applicant.   Broker-Dealer   has  fulfilled  all  the  necessary   investigative
requirements   for  the   registration   of  each   applicant  as  a  Registered
Representative of Broker-Dealer through the NASD, and each applicant is presently registered as an NASD Registered Representative.

     The above information in Broker-Dealer's files indicates no fact or condition which would disqualify the applicant from receiving either a securities or insurance license and all the findings of all investigative information is favorable.

     3. Broker-Dealer certifies that each applicant has met all educational requirements for both securities and insurance licensing in the specific State(s) each applicant is requesting a license in, and that all such persons have fulfilled the appropriate examination, education and training requirements.

     4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, Broker-Dealer certifies that those items forwarded to TAG or Acacia National are those of the applicant and the securities registration is a true copy of the original.

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

     5. Broker-Dealer hereby warrants that the applicant is not applying for a license with Acacia National in order to place insurance chief and solely on his life or the lives or property of his relatives or associates.

     6. Broker-Dealer hereby certifies that each applicant will receive close and adequate supervision, and that Broker-Dealer will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

     7. Broker-Dealer will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.



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